Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP

631 WILSHIRE BOULEVARD
SUITE 2C
SANTA MONICA, CA 90401
+1-310-633-2800

orrick.com

May 3, 2024
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Luminar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), containing a base prospectus (the “Base Prospectus”) for the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, by the Company of securities as set forth below, including shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”).
The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) will provide for the registration of, pursuant to the Base Prospectus, the offering by the Company of an indeterminate amount of (i) shares of Class A common stock (“Company Shares”), including shares of Class A common stock that may be issued upon the conversion of Preferred Stock or Debt Securities (each as defined below) or the exercise of Warrants (as defined below); (ii) shares of preferred stock of the Company, $0.0001 par value per share (“Preferred Stock”), which may be issued in one or more series, including Preferred Stock that may be issued upon the conversion of Debt Securities or the exercise of Warrants; (iii) debt securities of the Company, which may be senior or subordinated, and which may be issued in one or more series (“Debt Securities”); (iv) warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities, or other securities, currencies or commodities (“Warrants”); and (v) units consisting of Class A Common Stock, Preferred Stock, Debt Securities or Warrants, in any combination (“Units”). The Company Shares, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to herein as the “Securities”.
The offering of the Securities will be as set forth in the Base Prospectus, as supplemented by one or more Prospectus Supplements. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The Debt Securities may be issued pursuant to an indenture between the Company and a bank or trust company to be appointed in the future and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (a “Trustee”), in the form filed as Exhibit 4.8 to the Registration Statement and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”). The Warrants may be issued pursuant to a warrant agreement (a “Warrant Agreement”) to be entered into between the Company and a

Luminar Technologies, Inc.
May 3, 2024

bank or trust company to be named, as warrant agent. The Units may be issued pursuant to a Unit Agreement (a “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent.
In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors (including any committee thereof) of the Company relating to the Registration Statement and the issuance, sale and registration of certain Class A common stock, (iv) the Registration Statement, (v) the Base Prospectus, and (vi) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinions set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
We have also assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) one or more Prospectus Supplements or term sheets describing the Securities offered thereby will have been prepared, delivered and filed with the Commission and will comply with all applicable laws; (iii) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating to such Securities; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement; (v) there shall not have occurred any change in law affecting the legality or enforceability of such Securities; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the Indenture will be duly qualified under the Trust Indenture Act and the applicable Trustee is qualified to act as trustee under the Indenture; (viii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (ix) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Class A common stock or Preferred Stock, as applicable, together with

Luminar Technologies, Inc.
May 3, 2024

the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security (including without limitation any Unit), as the case may be, then outstanding, will not exceed the total number of authorized shares of Class A common stock or Preferred Stock, as applicable, available for issuance under the Company’s certificate of incorporation as then in effect; (x) the consideration received for the issuance and sale of Company Shares or Preferred Stock, as applicable, will be in an amount that is not less than the par value per share of such stock; (xi) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of Delaware; (xii) except as specifically covered in the opinions set forth below, each of the Debt Securities, Warrants, Units and the applicable Indenture, Warrant Agreement and Unit Agreement constitute valid and binding obligations of each party thereto; (xiii) any Warrant Agreement or Unit Agreement will be governed by the laws of the State of New York; and (xiv) none of the terms of any Securities to be established subsequent to the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms thereof, will result in the violation of any applicable law, result in a default under or breach of any agreement or instrument then binding upon the Company or result in the violation of any restriction imposed by any court or governmental body having jurisdiction over the Company.
Our opinion herein is limited to the General Corporation Law of the State of Delaware and, with respect to the opinions set forth in paragraphs (3) through (5) below, the laws of the State of New York.
Based upon and subject to the foregoing, we are of opinion that:
1.The Company Shares will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Company Shares have been duly authorized by appropriate action of the Company; and (b) the Company Shares have been duly issued and paid for as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating thereto.
2.The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a Certificate of Designation relating to the applicable series of Preferred Stock has been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and paid for as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating thereto.
3.The Debt Securities will constitute valid and binding obligations of the Company at such time as: (a) the applicable Indenture has been duly authorized, executed and delivered by the Company and the Trustee; (b) the forms and the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and approved by appropriate action of the Company; (c) the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the applicable Indenture; and (d) the Debt Securities have been issued and paid for as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating thereto.
4.The Warrants will constitute valid and binding obligations of the Company at such time as: (a) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company and the applicable warrant agent; (b) the forms and the terms of the Warrants and their issuance and sale have been duly established in conformity with the applicable

Luminar Technologies, Inc.
May 3, 2024

Warrant Agreement and approved by appropriate action of the Company; (c) the Warrants have been duly executed and delivered by the Company and authenticated by the applicable warrant agent in accordance with the applicable Warrant Agreement; and (d) the Warrants have been issued and paid for as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating thereto.
5.The Units will constitute valid and binding obligations of the Company at such time as: (a) the applicable Unit Agreement relating to the Units has been duly authorized, executed and delivered by the Company and the applicable unit agent; (b) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been duly established in conformity with the applicable Unit Agreement and approved by appropriate action of the Company; (c) the Units (and the Securities underlying the Units) have been duly executed and delivered by the Company and authenticated by the applicable unit agent in accordance with the applicable Unit Agreement; and (d) the Units have been issued and paid for as contemplated by the Registration Statement, the Base Prospectus and any Prospectus Supplement relating thereto.
The opinions set forth in paragraphs (3) through (5) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

Luminar Technologies, Inc.
May 3, 2024

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Base Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP